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                        NOTE AND SHARE PURCHASE AGREEMENT


                                     Between


                            MEDE AMERICA CORPORATION


                                       and


                         WCAS CAPITAL PARTNERS II, L.P.









                          Dated as of February 14, 1997






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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

ARTICLE I.        PURCHASE AND SALE OF SECURITIES.......................  1

         SECTION 1.01  Issuance, Sale and Delivery of
                         the Securities.................................  1
         SECTION 1.02  Payment for the Securities.......................  1
         SECTION 1.03  Closing Date.....................................  1

ARTICLE II.       REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY................................  2

         SECTION 2.01  Organization, Qualifications and
                                     Corporate Power....................  2
         SECTION 2.02  Authorization of Agreements, Etc.................  2
         SECTION 2.03  Validity.........................................  2
         SECTION 2.04  Authorized Capital Stock.........................  3
         SECTION 2.05  Governmental Approvals...........................  3
         SECTION 2.06  Use of Proceeds..................................  3
         SECTION 2.07  Offering of the Securities.......................  3
         SECTION 2.08  Compliance With Law..............................  4

ARTICLE III.      REPRESENTATIONS AND WARRANTIES
                             OF PURCHASER...............................  4

         SECTION 3.01  Certain Securities Laws Matters..................  4

ARTICLE IV.       CONDITIONS TO THE OBLIGATION OF
                             PURCHASER..................................  5

ARTICLE V.        CONDITIONS TO THE OBLIGATION OF
                             THE COMPANY................................  6

ARTICLE VI.       MISCELLANEOUS.........................................  6

         SECTION 6.01  Expenses.........................................  6
         SECTION 6.02  Survival of Agreement............................  6
         SECTION 6.03  Brokerage........................................  6
         SECTION 6.04  Parties in Interest..............................  7
         SECTION 6.05  Notices..........................................  7
         SECTION 6.06  Law Governing....................................  7
         SECTION 6.07  Entire Agreement; Amendments.....................  7
         SECTION 6.08  Successors and Assigns...........................  8
         SECTION 6.09  Counterparts.....................................  8
         SECTION 6.10  Headings.........................................  8




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                                INDEX TO EXHIBITS

Exhibit              Description
-------              -----------

EXHIBIT A      Form of 10% Senior Subordinated Note
EXHIBIT B      Form of Registration Rights Agreement

                               INDEX TO SCHEDULES

Schedule             Description
--------             -----------

2.02(a)        Defaults
2.04(b)        Capital Stock, Options, Warrants, Etc.














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                  NOTE AND SHARE  PURCHASE  AGREEMENT,  dated as of February 14,
1997, by and between MEDE AMERICA CORPORATION, a Delaware corporation (the "Company"), and WCAS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Purchaser").

                  WHEREAS the Company wishes to issue and sell to Purchaser (i) its 10% Senior Subordinated Note in the principal amount of $25,000,000 and (ii) 1,700,000 shares (collectively, the "Shares") of common stock, $.01 par value ("Common Stock"), of the Company, subject to the conditions set forth herein; and

                  WHEREAS Purchaser wishes to purchase said securities, all on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                       I.

                         PURCHASE AND SALE OF SECURITIES

                  SECTION 1.01 Issuance, Sale and Delivery of the Securities. On the Closing Date (as defined herein) the Company shall issue, sell and deliver to Purchaser, and Purchaser shall purchase from the Company, (i) a 10% Senior Subordinated Note of the Company, substantially in the form attached hereto as Exhibit A, registered in the name of Purchaser, in the principal amount of $25,000,000 (said note, and any notes issued in exchange or substitution therefor, being hereinafter collectively called the "Subordinated Notes"), and
(ii) the Shares, to be evidenced by a stock certificate of the Company registered in the name of the Purchaser. The Shares and the Subordinated Notes are sometimes collectively referred to herein as the "Securities".

                  SECTION 1.02 Payment for the Securities. As payment in full for the Securities being purchased by it hereunder, and against delivery thereof as aforesaid, on the Closing Date Purchaser shall pay to the Company, by wire transfer to an account designated in writing by the Company, the sum of $25,000,000.

                  SECTION 1.03 Closing Date. The closing of the sale and purchase of the Securities shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, at 10 a.m., New York time, on February 14, 1997, or at such other date and time as may be mutually agreed upon by Purchaser and the Company (such date and time of closing being herein called the "Closing Date").







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                                       II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Purchaser as follows:

                  SECTION 2.01 Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations or condition (financial or other) of the Company (a "Material Adverse Effect"). The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement and a Registration Rights Agreement substantially in the form of Exhibit B hereto (the "Registration Rights Agreement") and to issue, sell and deliver the Securities.

                  SECTION 2.02 Authorization of Agreements, Etc. (a) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder and the issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action and, except as set forth in
Schedule 2.02(a) hereto, will not (x) violate any provision of law applicable to the Company, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound; (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (z) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company that, in any such case, would have a Material Adverse Effect.

                  (b) The Shares will, when issued and paid for in accordance with the terms hereof, be validly issued, fully paid and nonassessable shares of Common Stock. The issuance, sale and delivery of the Securities is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

                  SECTION 2.03 Validity. Each of this Agreement and the Registration Rights Agreement has been duly executed and


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delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                  SECTION 2.04 Capital Stock. (a) The authorized capital stock of the Company consists of (i) 250,000 shares of Preferred Stock, $.01 par value, of which an aggregate 239,956 shares are validly issued and outstanding, fully paid and nonassessable, and (ii) 29,000,000 shares of Common Stock, $.01 par value, of which an aggregate 24,235,038 shares are validly issued and outstanding, fully paid and nonassessable.

                  (b)  Except as set forth in  Schedule  2.04(b)  hereto  and as contemplated by this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock from the Company is authorized or outstanding, (ii) there is no commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  SECTION 2.05 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for (i) the valid execution, delivery and performance of this Agreement and the Registration Rights Agreement or (ii) the issuance, sale and delivery of the Securities.

                  SECTION 2.06 Use of Proceeds. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Subordinated Notes), will violate or result in a violation of (a) Section 7 of the Securities Exchange Act of 1934, as amended, or of any regulations issued pursuant thereto, or (b) Regulations G, T and X of the Board of Governors of the Federal Reserve System. None of the proceeds from the sale of the Subordinated Notes will be used to purchase or carry (or refinance any borrowings the proceeds of which were used to purchase or carry) any "margin security" within the meaning of said Regulation G, or for any other purpose which would constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of said Regulation G.

                  SECTION 2.07 Offering of the Securities. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities under circumstances which


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might require the  integration of such securities  with the  Subordinated  Notes and/or the Shares under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder) which might subject the offering, issuance or sale of the Subordinated Notes and/or the Shares to the registration provisions of the Securities Act.

                  SECTION 2.08 Compliance With Law. The Company is not in default in any material respect under any order of any court, governmental authority or arbitration board or tribunal or under any laws, ordinances, governmental rules or regulations to which the Company is subject. The Company has not failed to obtain any material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

                                      III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  SECTION  3.01  Certain   Securities  Law  Matters.   Purchaser
represents and warrants to the Company as follows:

                  (i) that it is acquiring the Securities and for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof;

                  (ii) that it is an "accredited investor" within the meaning of Regulation D as promulgated by the Commission under the Securities Act;

                  (iii) that it understands that (a) neither the Subordinated Notes nor the Shares have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof,
         (b) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (c) the Subordinated Notes and the Shares will bear a legend to such effect and (d) the Company will make notations on its transfer books to such effect;

                  (iv) that it is a sophisticated investor with knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of the investment in the Subordinated Notes and the Shares, has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in


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         order to evaluate  the merits of and the risks  inherent in  purchasing the Securities; and

                  (v) that it understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Securities in limited amounts under certain conditions.

                                       IV.

                    CONDITIONS TO THE OBLIGATION OF PURCHASER

                  The obligation of Purchaser to purchase and pay for the Securities to be purchased by it hereunder on the Closing Date is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

                  (i) Representations and Warranties to Be True and Correct. The representations and warranties contained in Article II hereof shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

             (ii) Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

            (iii) Opinion of Counsel. Purchaser shall have received an opinion of counsel to the Company, in form and substance reasonably satisfactory to Purchaser and its counsel, as to the matters set forth in Sections 2.01, 2.02, 2.03, 2.04 and 2.05 hereof.

             (iv) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement, and the same shall be in full force and effect.

              (v) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


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                                       V.

                   CONDITIONS TO THE OBLIGATION OF THE COMPANY

                  The obligation of the Company to issue, sell and deliver the Securities on the Closing Date is, at the Company's option, subject to the satisfaction, on or before such date, of the following conditions:

             (i) Representations and Warranties to Be True and Correct. The representations and warranties contained in Article III hereof shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

            (ii) Performance. Purchaser shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

           (iii) All Proceedings to Be Satisfactory. All proceedings to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel, and the Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                                       VI.

                                  MISCELLANEOUS

                  SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that the Company shall pay the fees and disbursements of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for Purchaser.

                  SECTION 6.02 Survival of Agreement. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto, and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

                  SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of


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any claim for brokerage or other  commissions  relative to this  Agreement or to the transactions contemplated hereby.

                  SECTION 6.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns or legal representatives of the parties hereto whether so expressed or not.

                  SECTION 6.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by nationally recognized overnight carrier, sent by facsimile or mailed by first-class registered mail, postage prepaid, addressed as follows:

                  (a)      if to the Company, to it at:

                           90 Merrick Avenue
                           Suite 502
                           East Meadow, New York 11554
                           Attention:  David M. Goldwin, Esq.
                           Fax: (516) 542-4508;

                  (b)      if to Purchaser, to it at:

                           c/o Welsh, Carson, Anderson & Stowe
                           320 Park Avenue
                           Suite 2500
                           New York, New York  10022
                           Attention:  Mr. Anthony J. de Nicola
                           Fax:  (212) 945-2016

                           with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Attention:  Mark J. Tannenbaum, Esq.
                           Fax:  (212) 841-5725

                  SECTION 6.06 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.

                  SECTION 6.07 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a writing signed by the Company and approved by the holders of not less than 66-2/3% of the then outstanding


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principal amount of the Subordinated Notes.

                  SECTION 6.08 Successors and Assigns. All of the terms, covenants and provisions of this Agreement and of the agreements delivered hereunder shall be binding upon and inure to the benefit of any successors, assigns, legal representatives, or beneficiaries hereof, as the case may be.

                  SECTION 6.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 6.10 Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


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                  IN WITNESS  WHEREOF,  each of the  Company and  Purchaser  has executed this Note and Share Purchase Agreement as of the day and year first above written.

                            MEDE AMERICA CORPORATION

                            By:
                               --------------------------------------
                                         President and Chief
                                          Executive Officer

                            WCAS CAPITAL PARTNERS II, L.P.
                            By: WCAS CP II Partners, General Partner

                            By:
                               --------------------------------------
                                           General Partner




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                                Schedule 2.02(a)
                                    Defaults

The issuance of the Notes shall constitute an event of default under the Credit Agreement, dated December 18, 1995, between the Company and Bank of America Illinois.










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                                Schedule 2.04(a)
                     Capital Stock, Options, Warrants, Etc.

The Company has issued warrants to acquire an aggregate 324,972 shares of Common Stock to four stockholders.

The  Company  has issued  options to acquire an  aggregate  2,101,500  shares of
Common  Stock  to  certain  former  and  current  employees,   stockholders  and
consultants.










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